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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: JANUARY 9, 2002
                Date of Earliest Event Reported: DECEMBER 31, 2001

                            LIBERTY MEDIA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                  0-20421                       84-1288730
          (Commission File Number) (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400
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ITEM 5.  OTHER EVENTS.

         On December 31, 2001, Liberty Media Corporation ("Liberty") and its subsidiaries, Liberty Media International, Inc. ("LMI") and Liberty Global, Inc. ("Liberty Global") entered into an Amended and Restated Agreement and Plan of Restructuring and Merger (the "Merger Agreement") with New UnitedGlobalCom, Inc. ("New United"), UnitedGlobalCom, Inc. ("United"), a newly formed merger subsidiary of New United ("Merger Sub"), and certain major stockholders of United (the "Founders"). A copy of the Merger Agreement is attached as Exhibit 7(c)(1) to this Form 8-K. The Merger Agreement amends and restates in its entirety the Agreement and Plan of Restructuring and Merger, dated December 3, 2001, among Liberty, LMI, Liberty Global, New United, United, Merger Sub and the Founders, a copy of which agreement was filed as an exhibit to Liberty's Current Report on Form 8-K dated December 5, 2001(the "Original Merger Agreement"). The Merger Agreement amended the transactions contemplated by the Original Merger Agreement primarily in order to provide for the conversion of United's Series B preferred stock, Series C preferred stock and Series D preferred stock into shares of New United Class A common stock in the merger rather than shares of new series of United preferred stock, as had been contemplated by the Original Merger Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(C)      EXHIBITS

         The following exhibits are being filed with this Form 8-K:

         (c)(1) Amended and Restated Agreement and Plan of Restructuring and Merger among UnitedGlobalCom, Inc., New UnitedGlobalCom, Inc., United/New United Merger Sub, Inc., Liberty Media Corporation, Liberty Media International, Inc., Liberty Global, Inc., and certain persons identified as "Founders" on the signature pages thereto, dated December 31, 2001.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2002

                                           LIBERTY MEDIA CORPORATION


                                           By:  /s/ Christopher W. Shean
                                                -----------------------------
                                                Name:    Christopher W. Shean
                                                Title:   Vice President
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                                  EXHIBIT INDEX


EXHIBIT  DESCRIPTION

7(c)(1) Amended and Restated Agreement and Plan of Restructuring and Merger among UnitedGlobalCom, Inc., New UnitedGlobalCom, Inc., United/New United Merger Sub, Inc., Liberty Media Corporation, Liberty Media International, Inc. and Liberty Global, Inc., and certain persons identified as "Founders" on the signature pages thereto, dated December 31, 2001.